ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO Full Year and Fourth Quarter 2020 Financial Results January 25, 2021 Exhibit 99.2

2 Disclaimers This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the extent of the impact of the COVID-19 pandemic on us and our customers, counterparties, employees and third-party service providers, and the impacts to our business, financial position, results of operations, and prospects. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity”, “adjusted return on average tangible common equity”, “adjusted return on average assets”, “adjusted diluted earnings per share”, “pre-tax, pre-provision net revenue” and "adjusted pre-tax pre-provision net revenue,“ are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix.

3 Full Year 2020 Highlights $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 12/31/20 vs. 12/31/19. (2) 4Q20 includes $169.2 million in hedge gain acceleration in noninterest revenue as a result of a partial hedge ineffectiveness determination. See slide 17 and related 8-K filed January 7, 2021. (3) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. On an adjusted basis(3), net income and earnings per share were $206.7 million and $1.64, resulting in an Adj. ROAA of 1.14% and 11.59% Adj. ROATCE. Adj. pre-tax, pre-provision net earnings(3) of $542.5 million, +36% from $400.3 million in 2019, due to $169.2 accelerated hedge income and flat expenses, offset by lower net interest income. COVID-impacted credit environment drove $106.1 million of net charge-offs, 79 bp of avg loans, and provision expense of $278.0 million supporting ACL/total loans of 2.89%. NIM (FTE) of 3.58% down only 11% from prior year. Total loan yields decreased 100 bp to 4.81% with hedge protection partially offsetting index rate drops, and cost of total deposits down 80 bp to 0.49%. Increased liquidity position as a result of substantial deposit growth, lower loans balances during the year. Tangible book value per share of $15.83, up 8% from a year ago despite COVID impacted year. Strong capital ratios: TCE/TA of 10.7%; Tier 1 of 14.0%; Total RBC of 16.7%.

4 Earnings Net income of $200.6 million or $1.57 per share for the fourth quarter of 2020, includes accelerated hedge income of $129.5 million ($169.2 million pretax) or $1.02 per share. Adjusted pre-tax pre-provision net revenue(1) of $260.0 million, an increase of $165.4 million or 175% compared to the third quarter of 2020. Increase due to accelerated hedge revenue (3) and other revenue increases partially offset by net expense increases primarily in year-end incentive costs. Capital Operating Revenue Efficiency Credit Quality Strong capital base: Tangible common equity ratio(1) of 10.7%; CET1 of 14.0%; Tier 1 Leverage 10.9%; Tier 1 Risk Based 14.0%; Total Risk Based 16.7%. Tangible book value per share up $0.43 QoQ to $15.83. Increasing quarterly cash dividend to $0.15/share (annualized at $0.60/ share). Adj. operating revenue (1) was $365.1 million in 4Q20, up $178.0 million from $187.1 million in 3Q20. The increase includes the $169.2 million in accelerated hedge revenue (3) as well as increases of $2.7 million in net interest income and $6.1 million in all other noninterest income. NIM(2) of 3.54% improved from 3.49% for 3Q20 due to continued declines in deposit costs (declining 7 bps during the quarter to 0.25%) and increased loan fees from PPP forgiveness and other loan payoffs. Noninterest-bearing deposits were 31.4% of total deposits. Adj. noninterest expenses(1) of $105.1 million, compared to $98.4 million in 4Q19 and $92.5 million in 3Q20 reflecting increases primarily in year-end incentive accrual adjustment due to the impact of fourth quarter financial results. Provision for credit losses for 4Q20 was $2.8 million vs $33.0 million in 3Q20; ACL to total loans at 2.89%. Total NPAs improved 24.6% from linked quarter at $157.8 million or 0.84% of total assets. Criticized loans improved 19.5% from linked quarter at $871.7. Net charge-offs of $21.2 million or 64 bps of average loans compared to $35.3 million or 104 bps in the prior year quarter and $19.9 million or 58 bps in the linked quarter. (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (2) Presented on a fully taxable equivalent (FTE) basis using a tax rate of 21.0%. (3) 4Q20 includes $169.2 million in hedge gain acceleration in noninterest revenue as a result of a partial hedge ineffectiveness determination. See slide 17 and related 8-K filed January 7, 2021. Fourth Quarter 2020 Highlights

5 Fourth Quarter 2020 Highlights, continued $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 12/31/20 vs. 12/31/19. QoQ represents 12/31/20 vs. 9/30/20. (2) 4Q20 includes $169.2 million in hedge gain acceleration in noninterest revenue as a result of a partial hedge ineffectiveness determination. See slide 17 and related 8-K filed January 7, 2021. (3) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (4) Quarterly measures annualized.

Historical Financial Performance 6 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (2) 4Q20 includes $169.2 million in hedge gain acceleration in noninterest revenue as a result of a partial hedge ineffectiveness determination. See slide 17 and related 8-K filed January 7, 2021. Net Interest Margin (%) 4Q20 Adj. Efficiency Ratio impacted positively by ~25% due to Hedge Revenue (2) (2)

Strong PPNR & Expense Management Focus 7 Adj. Pre-Tax, Pre-Provision Net Revenue (PPNR)(1) Highlights Adj. Efficiency Ratio(1) (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (2) 4Q20 includes $169.2 million in hedge gain acceleration in noninterest revenue as a result of a partial hedge ineffectiveness determination. See slide 17 and related 8-K filed January 7, 2021. Adj. Operating Revenue(1) & Adj. Noninterest Exp.(1) $ in millions, unless otherwise indicated Adj. Operating Revenue Adj. Noninterest Expense Adj. PPNR (1) has been resilient throughout 2020. 4Q20 PPNR was impacted positively by the accelerated hedge revenue partially offset by increased expenses. Adj. noninterest expense (1) continues long-standing focus of tight management, essentially flat year over year. Adj. efficiency ratio(1) would have increased QoQ due to the year-end expense accruals had it not been for the accelerated hedge revenue impact. Full yr adj. efficiency ratio has been stable prior to accelerated hedge revenue. (2) (2) (2) (2) (2) (2) $169 $169 Incremental Hedge Income (2) Incremental Hedge Income (2) All Other Revenue All Other PPNR $169 $169 4Q20 Adj. Efficiency Ratio impacted positively by ~25% due to Hedge Revenue 2020 Adj. Efficiency Ratio impacted positively by ~9% due to Hedge Revenue $375 $91 $751 $196

8 Capital Strength – Significant 4Q20 Ratio Increases (1) Represents FDIC PCA Minimum and Well-Capitalized capital ratio thresholds for banks. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix.

Highlights Loan Portfolio Metrics 9 $ in millions, unless otherwise indicated Diversified Loan Portfolio(1) (1) Represent total loans. Under CECL as of 1/1/20, loan balances are stated at amortized cost net of unearned income and are not directly comparable to prior periods. (2) Period-End Data. Figures may not total due to rounding. (3) Favorable (Unfavorable) comparison versus prior period. YoY represents 12/31/20 vs. 12/31/19. QoQ represents 12/31/20 vs. 9/30/20. Loan Breakdown and Historical Comparison *Note: As of 1/1/20, the Small Business Lending segment was reclassified between C&I and CRE reflecting alignment with CECL categorizations. The resulting CRE category breakdown was also changed, as of 1/1/20 and comparisons to the prior year are not directly comparable. Loans decreased $746 million or 5.5% linked quarter, including paydowns and payoffs of $137 million in criticized loans and $117 million in PPP loans On a portfolio basis, Restaurants declined $120 million in 4Q20, Energy declined $80 million, and leveraged loans without moderating characteristics were down $145 million, as we continue to work to reduce select exposures.

Paycheck Protection Program (PPP) Loans 10 $ in millions, unless otherwise indicated PPP Loans(1) As an SBA preferred lender, Cadence Bank facilitated PPP loan applications as part of the CARES (Coronavirus Aid, Relief, and Economic Security) Act. $938 million in funded PPP loans at December 31, 2020, down from a peak of $1.055 billion (~4,350 customers) due to paydowns and forgiveness. 4Q20 fees from PPP totaled $4.7 million ($1.6 million related to payoff/forgiveness) and remaining unamortized fee balance is $8.8 million, expected to be realized in 2021. Total fees from PPP loans in 2020 were $10.1 million and interest income from PPP loans totaled $7.0 million. Actively working with clients on the SBA PPP Loan Forgiveness Platform, which we currently expect the majority will be forgiven in early 2021. (1) General C&I PPP loans include Commercial Real Estate-related borrowers Note: Cadence PPP Loans By State statistics are as of May 21, 2020 and based on the State disclosed by the customer on the loan application. Figures may not total due to rounding.

Net charge-offs were $21.1 million, compared to $19.9 million in the prior quarter and $35.3 million in the prior year quarter. The current quarter charge-offs included $4.2 million in Restaurant, $9.2 million in Commercial Real Estate, and $7.3 million in General C&I. NPLs totaled $138.0 million or 1.08% of total loans compared to $189.1 million or 1.40%, respectively, in 3Q20. The ACL to NPL was 266% as of December 31, 2020 as compared to 204% as of September 30, 2020. Criticized loans decreased by $211.3 million or 20% to $871.7 million from prior quarter, with net upgrades, payoffs, paydowns and sales in Restaurant, Energy, General C&I, and Healthcare credits. Credit Quality 11 $ in millions, unless otherwise indicated Nonperforming Assets(2) Highlights Credit Metrics(1) (1) Allowance for credit losses reflected funded loans. Provisions for loan losses do not include reserve for unfunded commitments. (2) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs. NPA increase of $35.5 million due to CECL implementation in the 1Q20

ACL and Criticized Rollforwards – Quarterly Comparison 12 $ in millions, unless otherwise indicated (1) Allowance for credit losses reflected funded loans. Provisions for loan losses do not include reserve for unfunded commitments. (2) Includes the estimated impact of changes in macro-economic variables as well as qualitative and environmental overlays Loan provision was $2.8 million in 4Q20, down from $33.0 million in 3Q20 driven by improvements in nonperforming and criticized loans and lower loan balances. ACL of $367.2 million, or 3.12% of loans (excluding PPP) at December 31, 2020. In 4Q20, the loan provision included $7.7 million related to portfolio changes and -$4.7 million for economic forecasts and overlays, both down from 3Q20 as changes in credit metrics and the economic outlook were significantly less than the prior quarter, which included $19.6 million related to portfolio changes and $14.8 million for economic forecasts and overlays for 3Q20. 4Q20 net decrease in criticized loans of $211.3 million or down 20% from linked quarter. Key portfolio changes within criticized loans in 4Q20 included: Hospitality (CRE) $27 million in net increases reflecting continued COVID-driven stress, Energy $67 million in net decreases or 21.0%, General C&I $72 million in net decreases or 30.2%, Restaurants $79 million in net decreases or 28.7%, and Healthcare $30.4 million in net decreases or 49.0%. ACL Rollforward 9/30/20 – 12/31/20 Criticized Loans Rollforward 9/30/20 – 12/31/20 Highlights

ACL and Criticized Rollforwards – Annual Comparison 13 $ in millions, unless otherwise indicated (1) Allowance for credit losses reflected funded loans. Provisions for loan losses do not include reserve for unfunded commitments. (2) Includes the estimated impact of changes in macro-economic variables as well as qualitative and environmental overlays The ACL was $367.2 million or 2.89% of total loans as of December 31, 2020, as compared to $119.6 million or 0.92% of total loans as of December 31, 2019. The material increase in the ACL during 2020 incorporated loan provisions of $278.0 million, net charge-offs of $106.1 million and “day 1” CECL adoption impact of $75.6 million. Net charge-offs for the full year 2020 were $106.1 million or 0.79% of average loans as compared to $85.8 million or 0.63% for the full year 2019. Provision for credit losses for the full year 2020 was $278.0 million or 2.06% of average loans as compared to $111.0 million or 0.81% of average loans for 2019. The net increase in criticized loans of $266.6 million from 12/31/19 to 12/31/20 reflects COVID-driven stress on the portfolio. Key portfolio changes within criticized loans during the year included $157.2 million increase in Energy to $252.6 million at December 31, 2020, $134.4 million increase in Hospitality (CRE) criticized loans to $137.9 million, and $87.1 million increase in Restaurants to $30.4 million. ACL Rollforward 12/31/19 – 12/31/20 Criticized Loans Rollforward 12/31/19 – 12/31/20 Highlights

COVID-19 Related Loan Payment Deferrals 14 $ in millions, unless otherwise indicated Loans with active payment deferrals decreased from $181 million at 10/16/20 to $135 million at 1/15/21, down 25% and represented 1.1% of total loans (excluding PPP loans) at 12/31/20. CRE (Industrial/Retail) deferrals down $23mm (from 10/16 to 1/8) to $18mm. Hospitality deferrals declined $14mm over this period to $18mm. Residential RE deferrals declined $12mm over this period to $25mm. Restaurant deferrals up $8 million over this period to $34mm. As of 1/15/21, $69 million loans were second or third round deferrals, or 0.6% of total loans (excluding PPP) at 12/31/20. Of the $135 million active deferrals at 1/15/21, over $68 million or 51% are pass-rated. Active COVID-19 Related Loan Deferral Migration (10/16/20 - 1/15/21) Active COVID-19 Related Payment Deferrals (1) 10/16/20 Active Payment Deferrals as a % of 9/30/20 loans excluding PPP (2) 1/8/21 Active Payment Deferrals as a % of 12/31/20 loans excluding PPP

Highlights Core Deposit Funding 15 $ in millions, unless otherwise indicated Deposit Composition(3) Deposit Breakdown and Comparison (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 12/31/20 vs. 12/31/19. QoQ represents 12/31/20 vs. 9/30/20. (2) Core deposits are defined as total deposits excluding brokered deposits. (3) Period-End Data. Figures may not total due to rounding. Core Deposit(2) Geography (12/31/20) Total cost of deposits declined to 0.25% in 4Q20, significantly lower than both 4Q19 cost of 1.14% and 3Q20 cost of 0.32%. Noninterest-bearing deposits were $5.0 billion or 31.4% of total deposits at December 31, 2020, up from $3.8 billion or 26.0% a year ago and essentially unchanged from prior quarter. Core deposits(2) of $15.4 billion at December 31, 2020, increased $897 million or +6% YoY.

Net Interest Income / Net Interest Margin 16 Highlights (1) As part of CECL implementation, interest income recognized on PCD loans is now reported as loan interest where it was previously considered in ACI loan accretion. We have normalized PCD income and PCD accretion to CECL presentation for comparability and clarification. (2) Calculation removes average balance of PPP loans and income; as well as the average balance of cash associated with unused PPP funds. NIM, Yields & Costs 4Q20 net interest income was $156.7 million, an increase of $2.7 million or 1.8% from 3Q20. During 4Q20, funding costs decreased by $2.5 million driven by lower rates and loan interest income (excluding accretion) increased $0.9 million as loan fees from loan payoffs offset the impact of lower volumes. The 4Q20 NIM of 3.54% was up 5 bp from 3.49% for 3Q20. Net interest margin, excluding the PPP program, was 3.64% in 4Q20, flat from prior quarter. The quarter was impacted by improvement from funding costs partially offset by declines in average loans and new securities purchases at lower yields. Collar gain recognition and swap hedge interest income for 4Q20 of $19.9 million as compared to $19.7 million for 3Q20. Note interest income has and will continue to reflect the effective portion of the collar gain. Total cost of funds at 0.35% and total cost of deposits at 0.25%, representing declines of 6bp and 7bp, respectively, in 4Q20 due to continued active management of funding costs. Yield on loans excluding accretion and hedging was 3.89% in 4Q20, up from 3.75% for 3Q20. Excluding PPP loans, yield on these loans was 3.98%. Approximately 61% of the total loan portfolio was floating at December 31, 2020. Net Interest Income/ NIM (TE) Rollforward(1)

Accelerated Hedge Revenue 17 Collar Related Revenue Forecast by Period ($ in millions) (1) (1) Represents the total collar related interest income recognized and anticipated to be recognized. Of the $231.1 million in total collar revenue in 2020, $225.8 million was recognition of the collar gain, and $5.3 million in 1Q20 was collar income recognized prior to termination of the hedge. The remaining unamortized collar gain of $35.4 million is expected to be recognized into interest income during 2021 and 2022. In February 2019, Cadence executed a five-year $4.0 billion notional collar on one-month LIBOR loans designed to protect earnings in a down-rate environment. Cadence terminated the collar on March 6, 2020, resulting in a “locked-in” gain of $261 million, initially reflected in Other Comprehensive Income (OCI). Based on hedge accounting, that gain was forecast to reclass out of OCI and into interest income over the remaining term of the hedge based on a continuing expectation of an adequate level of hedge-eligible loans (1-month LIBOR loans that either have no interest rate floor or have not reached their floor rate). Given the extraordinary events of the past nine months related to COVID-19 and the ensuing economic impacts, Cadence’s forecast now anticipates a partial shortfall of hedge-eligible loans which began in the fourth quarter of 2020 and continuing throughout the remaining term of the hedge. This results in an accounting designation of partial ineffectiveness. As a result, non-interest income in 4Q20 included accelerated hedge revenue of $169.2 million pretax ($129.5 million after-tax). This reclassification serves to increase retained earnings (and net income) and reduce OCI, with no net impact to tangible capital or tangible book value per share.

Highlights Breakdown of Noninterest Income 18 Noninterest Income Composition(1) Total Noninterest Income $ in millions, unless otherwise indicated Assets Under Management(2) (1) Figures may not total due to rounding. (2) Total Assets Under Management adjusted to exclude escrow, safekeeping & QSF. (3) 4Q20 includes $169.2 million in hedge gain acceleration in noninterest revenue as a result of a partial hedge ineffectiveness determination. See slide 17 and related 8-K filed January 7, 2021. Total noninterest income of $209.7 million or 57.3% of operating revenue, includes hedge ineffectiveness revenue of $169.2 million reclassified from OCI in 4Q20(3). The linked quarter results reflected $1.3 million in securities gains, $0.7 million investment advisory fees, and $0.6 million in credit related fees. Other noninterest income increased by $5.1 million QoQ primarily due to an increase of $3.6 million in earnings from limited partnerships, and a loss of $0.6 million on a closed branch building in the prior quarter. Chart reflects 4Q20 Noninterest Income of $40.5mm,which excludes $169.2mm of hedge income for composition clarity (3) (3) Incremental Hedge Income (3) All Other Noninterest Income $209,745

Appendix

Net Interest Income Dynamics – Quarterly Comparison 20 $ in millions, unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. Note: Figures may not total due to rounding.

Net Interest Income Dynamics – Annual Comparison 21 $ in millions, unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. Note: Figures may not total due to rounding.

Summary Income Statement $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Note: Figures may not total due to rounding.

Components of Net Income 23 $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (2) 4Q20 includes $169.2 million in hedge gain acceleration in noninterest revenue as a result of a partial hedge ineffectiveness determination. See slide 17 and related 8-K filed January 7, 2021. Note: Figures may not total due to rounding..

Summary Balance Sheet – Period End 24 $ in millions Note: Figures may not total due to rounding.

Allowance for Credit Losses (ACL) Rollforward 25 $ in thousands Note: Figures may not total due to rounding. (1) Represents the activity in the ACL for funded loans. (2) The Company adopted ASU 2016-13, Financial Instruments – Credit Losses (“CECL”), on January 1, 2020 and recorded this cumulative effect adjustment as a result of accounting change.

Criticized Loans by Segment 26 $ in millions (1) Hospitality balances were previously reported in Industrial, retail and other.

Nonperforming Assets 27 $ in millions Note: Figures may not total due to rounding. (1) With the adoption of CECL, an additional $35.5 million of loans were classified as nonperforming loans in 1Q20 or 89% of the increase during the quarter.

Nonperforming and 90+ Days Past Due Loans 28 $ in millions, unless otherwise indicated (1) With the adoption of CECL, an additional $35.5 million of loans were classified as nonperforming loans in 1Q20 or 89% of the increase during the quarter. (1) (1)

Classified and Criticized Loans 29 $ in millions, unless otherwise indicated (1) Classified Loan % represents total classified loans to total loans held for investment (HFI) (2) Criticized Loan % represents total criticized loans to total loans held for investment (HFI)

Select COVID-Impacted Portfolios 30 (1) 4Q19 ACL is under incurred model Highlights $ in millions, unless otherwise indicated Hospitality (CRE) criticized loans and nonaccruals were elevated as the hotel industry continues to experience lower average occupancy rates as a result of COVID. The credit migration and anticipated extended period of stress drove the ACL/Total Loans in the quarter to 19.5%. Energy criticized loans decreased $67 million in 4Q20 as energy prices have stabilized recently, as a majority of the shut-ins and curtailments have come back online. Restaurant criticized loans and nonaccruals decreased due to upgrades, net paydowns, sales and charge-offs, while the ACL/Total Loans was 6.3%. Revenues in the industry have increased from prior quarter, however non-Quick Service Restaurants (“QSR”) continue to reflect greater stress than the QSR segment.

Specialized Industries: Restaurant Banking

$ in millions, unless otherwise indicated

CBRG Portfolio Overview[1]

- $541 million or 70% of CBRG loans are QSR, where off-premise is maintaining at ~80-85% of revenue mix.
- The QSR segment has exhibited stability and resiliency through economic troughs.
- 55% of portfolio ($424 million, 35 clients) is weighted in the following national QSR concepts: Taco Bell, Wendy's, Burger King, Pizza Hut, KFC.
- 100% of CBRG portfolio consists of chain restaurants.

Restaurant Industry Loans[1]



PPP loans
$993
$1,084
$141
$1,006
$142
$950
$134
$838
4Q19
1Q20
2Q20
3Q20
4Q20

CBRG Concept Exposure Mix[1]



Top 5 Concepts
Taco Bell
Wendy's
Pizza Hut
KFC
Burger King
17%
11%
10%
10%
8%
5%
4%
4%
4%
3%
3%
3%
3%
3%
2%
2%
2%
2%
1%
1%
1% or less

CBRG Sector Concentration[1]



Other
$40
5%
Family
$70
9%
Casual
$86
11%
Fast Casual
$34
5%
Quick Service
(QSR)
$541
70%

31

(1) Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG).

Note: CBRG total loans of $770.9 million at 12/31/20, down from $878.1 million at 9/30/20, and $934.2 million at 6/30/20. Other figures are for CBRG only.

Restaurant Portfolio (continued)

As of 12/31/20 unless otherwise indicated

- ***Limited Service ($575mm or 75%)***
  - **<u>QSR ($541mm or 70%)</u>**
    - Consists of large multi-unit franchisees in nationally recognized brands and account for ~7,400 units geographically diversified throughout the US.
    - Showing resiliency as off-premise channels (drive-thru, delivery, and curbside) have evolved to 80% - 85% of revenue mix vs historical of 70%. Approx. 70% of franchisees operate > 100 units.
    - $424mm or 55% of our total portfolio is underpinned by franchisee loans to leading brands – $284mm or 37% to Taco Bell, KFC and Pizza Hut (YUM! Brands) and another $140mm or 18% to franchisees of Wendy's and Burger King. These are well-established franchisors with a history of supporting their brands and franchisees.
  - **<u>Fast Casual ($34mm or 5%)</u>**
    - Dining rooms re-opening with limited capacity under social distancing guidelines.
    - Off-premise (takeout and delivery) now contributing to more meaningful portion of sales mix.

- ***Full Service ($156mm or 20%)***
  - Casual and Family dining remain most stressed segment of the portfolio with continued uncertainty • Casual and Family remain most heavily impacted by COVID-19 with dining room capacity limitations subject to local government restrictions.
  - Increased reliance on take-out/curbside/delivery.

32

[1] Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG).

Note: CBRG total loans of $770.9 million at 12/31/20, down from $878.1 million at 9/30/20, and $934.2 million at 6/30/20. Other figures are for CBRG only.

Hospitality (CRE) Exposure Hospitality (CRE) of $257 million outstanding represented by 59 client relationships, or average loan size of $4.4 million Predominantly long-term relationships with experienced operators. Geographically focused in-footprint, primarily in local markets demonstrating resiliency in past economic cycles. Portfolio is Hilton and Marriott family flag centric: primarily limited service/smaller properties with lower fixed cost structure and limited to no exposure to luxury, big box, heavy food and beverage dependent properties. No conference centers. 33 As of 12/31/20 unless otherwise indicated With the significant reduction in services and labor, breakeven occupancy is now meaningfully lower than historical levels. The weighted average loan-to-value ratio for the hospitality portfolio was ~52% at origination (excludes SBA loans). Loan loss reserve of $50 million attributable to hospitality as of December 31, 2020. Total hospitality includes C&I and CRE hospitality-related loans, which totaled $314 million or 2% of total loans outstanding at 12/31/20.

Portfolio Overview Energy Portfolio 34 $ in millions, unless otherwise indicated Energy Industry Loans (Quarterly) Portfolio Mix (12/31/20) Portfolio Trends (Since 2014) Note: Approximately, 77% of the underlying reserves are oil and 23% are natural gas and natural gas liquids. 65% of energy loans consist of Midstream, with a solid credit history since inception. Conservative underwriting guidelines, active portfolio monitoring, and ongoing stress testing. Teams are engaged with customers and actively managing the portfolio to reduce commitments. Our team of relationship managers with between 15 to 30+ years of experience, have significant industry and customer expertise. Includes $76mm of PPP Loans: Energy Services $52mm Midstream $16mm E&P $9mm

Energy Portfolio (continued) 35 Midstream 82 borrowers: $854mm of funded balances ($10mm avg) - 65% of total energy loans from 31% in 2014. Midstream portfolio are almost exclusively comprised of long-term, fee-based revenue (generally with no direct commodity price exposure) with Acreage Dedications and Minimum Volume Contracts. Majority of the portfolio backed by large energy focused PE funds and operated by highly experienced management teams with long term relationships and track records with Cadence Midstream bankers. Low portfolio leverage (average of ~2.6x) and significant equity capitalization (average debt/capital ~37%). Most of the midstream portfolio experienced volume declines associated with weak energy demand as a result of COVID. Essentially all shut in volumes came back online very quickly and we continue to see a gradual increase in global energy demand since those initial declines. Exploration & Production 27 borrowers: $268mm of funded balances ($10mm avg) - 20% of total energy loans from 52% in 2014. Traditional Borrowing Base clients (excluding PPP loans): 19 borrowers and $259mm of funded balances (~$14mm avg). Portfolio resilient, stable and performing as expected. Our “risk off” client selection and underwriting strategy proving to be effective to date. Straightforward portfolio strategy: manage the existing client portfolio through the market disruption, determine which existing clients and bank partners are part of go-forward traditional energy strategy and exit those that are not, and develop energy transition client deposit calling and lending capabilities. Energy Services 53 borrowers: $189mm of funded balances ($4mm avg) - 14% of total energy loans from 18% in 2014. Limited Energy Services exposure to drilling and majority of the exposure in ongoing well production. As of 12/31/20

Energy Loans Detail 36 $ in millions Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation 37 $ in millions Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued 38 Note: Figures may not total due to rounding. (1) Annualized for the three month periods. $ in millions, except per share and unless otherwise indicated

Non-GAAP Measures and Ratio Reconciliation, continued 39 $ in millions, except per share and unless otherwise indicated (1) Annualized for the three month periods. Note: Figures may not total due to rounding.